EXHIBIT 21

                              LIST OF SUBSIDIARIES


         Name                                            Place of Incorporation
         ----                                            ----------------------

Three-Five Systems Limited                                    United Kingdom
Three-Five Systems Pacific, Inc.                              Philippines